UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	May 18, 2005

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, New Jersey                      07094

(Address of principal executive offices)                (Zip Code)

Registrant's Telephone Number, including area code:                       (201) 558-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

           On May 18, 2005, The Children’s Place Retail Stores, Inc. (the "Company") entered into a letter agreement with its Chief Executive Officer, Ezra Dabah, modifying certain terms of Mr. Dabah’s Employment Agreement dated June 27, 1996. The letter agreement provides that, in lieu of the bonus provided for in his Employment Agreement, Mr. Dabah will receive an annual bonus in an amount equal to the product of (i) his annual base salary multiplied by (ii) a bonus percentage, in accordance with a pre-determined bonus formula established by the Compensation Committee of the Board of Directors, for any twelve-month period of no more than 150% of his base salary based on the Company’s performance during such twelve-month period.

          On May 18, 2005, the Company entered into a letter agreement with its President, Neal Goldberg, modifying certain terms of Mr. Goldberg’s Amended and Restated Employment Agreement dated January 22, 2004 ("Mr. Goldberg’s Agreement"). The letter agreement provides that, in lieu of the bonus provided for in Mr. Goldberg’s Agreement, Mr. Goldberg will receive an annual bonus in an amount equal to the product of (i) his annual base salary multiplied by (ii) a bonus percentage, in accordance with a pre-determined bonus formula established by the Compensation Committee of the Board of Directors, for any twelve month period of no more than 120% of his base salary based on the Company’s performance during such twelve-month period. Further, the letter agreement provides that, in lieu of receiving a grant of 50,000 stock options in January 2005 as contemplated by Mr. Goldberg’s Agreement, on April 21, 2005 Mr. Goldberg received a grant of stock options to purchase 50,000 shares at a per share exercise price of $27.65, the fair market value on the date of grant. Such options will vest in installments over the next four years. In addition, the Company agreed to make a cash payment to Mr. Goldberg of $130,000 within ten days of May 12, 2005 and to make additional cash payments to Mr. Goldberg of $130,000 each on January 31, 2006, 2007, 2008 and 2009. The amount of each future payment ($130,000) represents the difference between the total exercise price for the options vesting on such January 31 and the total exercise price that would have applied to such options if Mr. Goldberg had been granted such options at the time he joined the Company in January 2004.

Item 9.01 Financial Statements and Exhibits

           (a) Financial statements of business acquired: Not applicable

           (b) Pro forma financial statements: Not applicable

           (c) Exhibits: None

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Hiten Patel Name: Hiten Patel Title: Senior Vice President and Chief Financial Officer

Dated: May 24, 2005